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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 9, 1995 accompanying the consolidated financial statements and schedule of Allied Digital Technologies Corp. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions 'Experts.'

                                          ARTHUR ANDERSEN LLP

Detroit, Michigan
June 4, 1998